UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 22, 2010

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NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

On November 10, 2009, NutraCea (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), in the proceeding titled In re:  NutraCea., Case No. 2:09-bk-28817-CGC.  On June 24, 2010, the Company and its Official Unsecured Creditors Committee (“Committee”) filed with the Bankruptcy Court a proposed plan of reorganization which was subsequently amended on August 10, 2010 (the “First Amended Plan”).  As previously disclosed, on October 27, 2010, the Bankruptcy Court entered an order confirming the First Amended Plan.  The First Amended Plan provides that it will become effective on November 30, 2010, or such earlier date as may be designated by the Company and the Committee.

In furtherance of the foregoing, on November 19, 2010, the Company and the Committee in the Bankruptcy Case filed a motion (“Motion”) with the Bankruptcy Court pursuant to 11 U.S.C. § 105 and Article XII of the First Amended Plan, requesting the following relief: (1) approval of the sale of 37.27% of the Company’s membership interest in Nutra SA, LLC, a Delaware limited liability company and the Company’s wholly-owned subsidiary that owns Irgovel - Industria Riograndens De Oleos Vegetais Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil, to an investor for not less than $7.725 million, with a commitment from the investor to purchase up to an additional 11.73% of the membership interest in Nutra SA (“Proposed Transaction”); (2) a finding and conclusion that the sale would comply with all applicable requirements of the First Amended Plan and is in the best interests of creditors and the estate; or, alternatively, (3) making conforming non-adverse amendments to the First Amended Plan.  A copy of the Motion is attached hereto as Exhibit 99.1.

The Motion attached draft forms of a Membership Interest Purchase Agreement, an Investor Rights Agreement and an Amended and Restated Limited Liability Company Agreement (“Preliminary Draft Documents”), which Preliminary Draft Documents are attached hereto as Exhibits 99.1, 99.2 and 99.3.  The Preliminary Draft Documents contain the material terms of the Proposed Transaction as currently contemplated.  The Company has not entered into the Preliminary Draft Documents, and the Company has no right or obligation to enter into or consummate the Proposed Transaction unless and until the Company becomes a party to such documents.  The Preliminary Draft Documents were attached to the Motion solely to describe the terms of the Proposed Transaction.

The Company can provide no assurance that the Proposed Transaction will be consummated.  Even if the Proposed Transaction is completed, it may contain materially different terms than those described in the Preliminary Draft Documents.  Unless otherwise required by applicable law, the Company does not undertake, and the Company specifically disclaims any obligation, to provide updates regarding the status of the Proposed Transaction.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Limitation on Incorporation by Reference

The Motion and Preliminary Draft Documents are being furnished for informational purposes only and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Motion, the Preliminary Draft Documents or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Proposed Transaction and the impact of the Proposed Transaction, if consummated, on the financial results of the Company.  Actual events or results may differ materially from those contained in the forward-looking statements.  For example, the Company may never enter into the Preliminary Draft Documents or consummate the Proposed Transaction.  Please refer to the documents the Company files with the Securities and Exchange Commission, including without limitation Forms 10-K, 10-Q and 8-K.   These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our forward-looking statements (see Risk Factors). Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Unless required by law, we do not intend to update any of the forward-looking statements after the date of this report to conform to actual results.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Motion to Approve Proposed Transaction

99.2	Draft Form of Membership Interest Purchase Agreement

99.3	Draft Form of Investor Rights Agreement

99.4	Draft Form of Amended and Restated Limited Liability Company Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: November 22, 2010	By:	/s/ Jerry Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)